                  TERMINATION, AMENDMENT AND LICENSE AGREEMENT


THIS TERMINATION, AMENDMENT AND LICENSE AGREEMENT (this "Agreement") is made as of this 19th day of July 2000, by and among Universal Display Corporation ("UDC"), a Pennsylvania corporation, PD-LD, Inc. ("PD-LD"), a New Jersey Corporation, Dr. Vladimir S. Ban ("Dr. Ban"), an individual residing in the State of New Jersey, and The Trustees of Princeton University ("Princeton"), a not for profit educational institution duly organized and existing under the laws of the State of New Jersey.

                                   BACKGROUND

A. On April 10, 1996, PD-LD entered into an option agreement with Princeton (the "Option Agreement'), pursuant to which Princeton granted PD-LD options to obtain certain license rights with respect to the patents and patent applications described in Exhibit A attached hereto and any patents issued with respect thereto (the "Option Patent Rights").

B. On October 9, 1997, UDC entered into a license agreement with the University of Southern California ("USC") and Princeton (the "Princeton License Agreement"), pursuant to which Princeton and USC granted UDC certain license rights with respect to the patents and patent applications described therein (the "UDC Patent Rights").

NOW THEREFORE, in consideration of the mutual covenants and promises set forth herein and in the Princeton License Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, agree as follows:

1. Princeton and PD-LD hereby terminate the Option Agreement, effective immediately. Princeton and PD-LD acknowledge and agree that this termination will void any right or claim that PD-LD has or may have to obtain any license rights from Princeton with respect to the Option Patent Rights. To the extent either of them may have any remaining rights in or to the Option Patent Rights, PD-LD and Dr. Ban hereby assign, transfer and convey to Princeton all of their worldwide right, title and interest in and to the Option Patent Rights.

2. Princeton, on its own behalf and on behalf of USC as permitted under the Interinstitutional Agreement between Princeton and USC dates as of October 9, 1997, and UDC hereby amend the Princeton License Agreement to include the Option Patent Rights within the UDC Patent Rights. Except as specifically modified by this Agreement, all of the provisions of the Princeton License Agreement are hereby ratified and confirmed to be and shall remain in full force and effect.

3. In partial consideration of its termination of the Option Agreement, UDC hereby grants to PD-LD a worldwide, royalty-free, non-exclusive, non-transferable and non-sublicensable license under the Option Patent Rights, to make and use (but not to sell, lease or otherwise distribute to others) equipment for the production of products and devices through an organic vapor phase deposition process, and to make, use, sell, offer for sale and otherwise distribute products and devices produced using such equipment, but in each case excluding opto-electronic products and devices (collectively, "Opto-Electronic Products"). For purposes of this Agreement, "Opto-Electronic Products" shall include, but not limited to, organic light emitting devices, organic solar cells, organic thin film transistors, organic lasers and organic photodetectors, but shall exclude fiber optic communications products and devices that are not competitive with products or devices licensed, sold or otherwise distributed presently or in the future by UDC, its affiliates (including, but not limited to, Global Photonic Energy Corporation) and their respective licensees and sublicensees. PD-LD acknowledges that its license rights to the Option Patent Rights are derivative of UDC's license rights to the Option Patent Rights under the Princeton License Agreement, and, therefore, that PD-LD's license rights to the Option Patent Rights are subject to the provisions of the Princeton License Agreement applicable thereto. UDC DISCLAIMS ANY AND ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, WITH RESPECT TO THE OPTION PATENT RIGHTS, INCLUDING, WITHOUT LIMITATION, THE IMPLIED WARRANTIES OF TITLE, NON-INFRINGEMENT, MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

4. In further consideration of its termination of the Option Agreement, UDC hereby agrees to pay PD-LD the consideration specified in Exhibit B attached hereto, said consideration to be paid on the terms and conditions set forth therein.

5. This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective heirs, administrators, executors, personal representatives, spouse, family members, affiliates, successors and permitted assigns.

6. The validity, construction and performance of this Agreement shall be governed by and interpreted in accordance with the laws of the State of New Jersey, without regard to choice of law provisions.

7. A waiver by any party of a breach or violation of any provision of this Agreement will not constitute or be construed as a waiver of any subsequent breach or violation of that provision or as a waiver of any breach or violation of any other provision in this Agreement.

8. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement, and shall become a binding agreement when one or more counterparts have been signed by each party and delivered to the other parties.

IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Agreement to become effective as of the date first set forth above.


UNIVERSAL DISPLAY CORPORATION                 PD-LD, Inc.



By:    /s/ Steven V. Abramson                  By:  /s/ Dr. Vladimir S. Ban
       ----------------------                       -----------------------
   Name:   Steven V. Abramson                       Name:  Dr. Vladimir S. Ban
   Title:  President & Chief                        Title: President
           Executive Officer


THE TRUSTEES OF PRINCETON UNIVERSITY          /s/ Vladimir S. Ban
                                              --------------------
                                              Dr. Vladimir S. Ban


By: /s/ Alan J. Sinisgalli
    --------------------------
    Name: Alan J. Sinisgalli
    Title: Associate Provost

                                    Exhibit A

                              Option Patent Rights

[The confidential material contained herein has been omitted and has been separately filed with the Commission.]

                                    Exhibit B

                            Additional Consideration


         UDC shall pay to PD-LD all royalties received by UDC from Aixtron AG (less any royalties payable by UDC to Princeton and any taxes or other governmental charges imposed on UDC) on account the sale or lease of equipment by Aixtron AG for the production of products and devices through an organic vapor phase deposition process, but excluding any such royalties or other amounts attributable, in whole or in part, to sales or leasing of equipment for the production of Opto-Electronic Products.

         UDC shall issue 50,000 shares (the "Shares") of its unregistered common stock, par value $.01 per share, to PD-LD in the manner described and subject to the conditions and restrictions set forth in this Exhibit B.

         PD-LD hereby represents and warrants to UDC, and agrees, as follows:

1. Accredited Investor. It is an "accredited investor" within the meaning of Securities and Exchange Commission ("SEC") Rule 501 of Regulation D, as presently in effect.

2. Investment Experience. It believes that it has received all the information it considers necessary or appropriate to enable it to decide whether to purchase the Shares. It has had an opportunity to become aware of UDC's business properties and prospects and its affairs and financial condition, has had an opportunity to ask questions and receive answers, review documents and gather information about UDC and has acquired sufficient information about UDC to reach an informed and knowledgeable decision to acquire the Shares. It has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Shares and can bear the economic risk of its investment. It also represents that it has not been organized for the purpose of acquiring the Shares being purchased hereunder.

3. Investment Intent. It is purchasing the Shares for investment for its own account only, not as a nominee or agent, and not with a view to, or for resale in connection with, any "distribution" of any part thereof within the meaning of the Securities Act of 1933, as amended (the "Act"). It has no present intention of selling, granting any participation in, or otherwise distributing the Shares, except in compliance with the Act or pursuant to an available exemption thereunder. By executing this Agreement, it further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or any third person, with respect to any of the Shares.

4. Restricted Shares. It understands that the Shares it is purchasing are characterized as "restricted securities" under the federal securities laws inasmuch as they are being purchased from UDC in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Act only in limited circumstances. In the absence of an effective registration statement covering the Shares or an available exemption from registration under the Act, the Shares must be held indefinitely. It is familiar with Rule 144 under the Act, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

         Each of the parties to this Agreement further agrees as follows:

1. Restrictions on Transfer. It is hereby agreed that PD-LD shall not make any disposition of all or any portion of the securities purchased hereunder unless and until the transferee has agreed in writing for the benefit of UDC to be bound by this Exhibit B, or (a) there is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement, or (b) PD-LD shall have notified UDC of the proposed disposition and that there is an available exemption from registration, and, if requested by UDC, shall have furnished UDC with an opinion of counsel, reasonably satisfactory to UDC, that such disposition will not require registration of any Shares under the Act. It is agreed that UDC will not require opinions of counsel for transactions made pursuant to Rule 144 except in unusual circumstances. Notwithstanding the provisions of clauses (a) and (b) above, no such registration statement or opinion of counsel shall be necessary for a transfer to an Affiliate of the transferor. "Affiliate" means any entity directly or indirectly controlling, controlled by or under common control with such entity.

2. Restrictive Legend. Each certificate representing Shares shall bear substantially the following legends (in addition to any legends required under applicable state securities laws):

         THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THE SHARES MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SHARES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.

         THE SHARES REPRESENTED BY THIS CERTIFICATE AND THE RIGHTS OF HOLDERS THEREOF ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AND OTHER RESTRICTIONS SET FORTH IN A TERMINATION, AMENDMENT AND LICENSE AGREEMENT DATED JULY 19, 2000 (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY).

Notwithstanding the above, PD-LD (or any authorized subsequent holder of the Shares) may request that UDC remove any such legend from the certificate(s) evidencing the Shares or issue to PD-LD (or to such holder) new certificate(s) therefor that are free of such legend if, with such request, UDC shall have received an opinion of counsel, which opinion is reasonably satisfactory to UDC, to the effect that any transfer by PD-LD (or said holder) of the Shares will not violate the securities laws of the United States or any applicable state laws.

3.            Piggyback Registration.

              3.1 If UDC at any time proposes to register any of its equity or debt securities in connection with an offering under the Act (other than a registration on Form S-4 or S-8 or any successor or similar forms thereto), whether or not for sale for its own account, it will give 30 days prior written notice to PD-LD (or any authorized subsequent holder of Shares) of its intention to do so, describing such securities and specifying the form and manner and the other relevant facts involved in such proposed registration (including, without limitation, (x) the identity of the managing underwriter, if any, and whether such offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the securities are reasonably expected to be sold). Upon the written request of PD-LD (or any authorized subsequent holder of Shares) delivered to UDC within 30 calendar days after the receipt of any such notice (which request shall specify the Shares intended to be included in the registration), UDC will use its best efforts to effect the registration under the Act of all of the Shares that UDC has been so requested to register; provided, however, that:

                  (i) If, at any time after giving such written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, UDC shall determine for any reason not to register such securities, UDC may, at its election, give written notice of such determination to PD-LD (or any authorized subsequent holder of Shares) and thereupon UDC shall be relieved of its obligation to register any Shares in connection with such registration (but not from its obligation to pay the Registration Expenses (as defined below) in connection therewith).

                  (ii) If PD-LD (or any authorized subsequent holder of Shares) requests some or all of its Shares to be included in UDC's registration, then PD-LD (or any authorized subsequent holder of Shares) must sell that portion of its Shares on the same terms and conditions as apply to UDC or other securities holders whose securities are being registered.

              3.2 In the event the registration relates to an underwritten offering, if the managing underwriter advises UDC that, in its opinion, the number of securities proposed to be included in such registration should be limited due to market conditions, or not to include any selling shareholders, then UDC will include in such registration (i) first, the securities UDC proposes to sell, and (ii) second, the number of securities requested to be included in such registration pursuant to piggyback registration rights that, in the opinion of such managing underwriter, can be sold, such amount to be allocated pro rata among all such requesting holders on the basis of the relative number of securities each such holder has requested to be included in such registration.

              3.3 In connection with any underwritten offering with respect to which PD-LD (or any authorized subsequent holder of Shares) shall have requested registration pursuant to this Section 3, UDC shall have the right to select the managing underwriter, if any, with respect to the offering.

              3.4 In the event UDC is obligated to file a Registration Statement on Form S-3 or any other form pursuant to a contract or agreement, which contract or agreement provides that no other selling shareholders shall be included in such Registration Statement, then PD-LD shall have no rights to have any of the Shares registered through such Registration Statement.

4.            About Registration.

              4.1 UDC shall pay all Registration Expenses (as defined below) in connection with any registration, qualification or compliance hereunder, and PD-LD shall pay all Selling Expenses (as defined below) relating to the Shares resold by PD-LD. "Registration Expenses" shall mean all expenses, except for Selling Expenses, incurred by UDC in complying with the registration provisions of this Agreement, including, without limitation, all registration, qualification and filing fees, printing expenses, transfer agent fees, escrow fees, fees and disbursements of counsel for UDC, blue sky fees and expenses and the expense of any audits incident to or required by any such registration. "Selling Expenses" shall mean all selling commissions, underwriting fees and stock transfer taxes applicable specifically to the Shares and all fees and disbursements of counsel for PD-LD.

              4.2 In the case of any registration filed by UDC pursuant to these registration provisions, UDC will use its best efforts to: (i) prepare and file with the SEC such amendments and supplements to the registration statement and the prospectus used in connection with the registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of the Shares; (ii) cause such registration statement to become effective and keep such registration statement effective until PD-LD has completed the distribution of all of its Shares; (iii) furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as PD-LD from time to time may reasonably request;
(iv) cause all such Shares registered as described herein to be listed on each securities exchange and quoted on each quotation service on which similar securities issued by UDC are then, or contemporaneous with the effectiveness of the registration statement will be, listed or quoted; (v) provide a transfer agent and registrar for all Shares registered pursuant to the registration statement and a CUSIP number for all such Shares; (vi) comply with all applicable rules and regulations of the SEC; and (vii) file the documents required of UDC and otherwise use its best efforts to maintain requisite blue sky clearance in (A) all jurisdictions in which any of the Shares are originally sold and (B) all other states specified in writing by PD-LD, provided as to clause (B), however, that UDC shall not be required to qualify to do business or consent to service of process in any state in which it is not now so qualified or has not so consented.

              4.3 PD-LD shall furnish to UDC such information regarding PD-LD and the distribution proposed by PD-LD as UDC may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification or compliance described herein. PD-LD shall represent that such information is true and complete.

              4.4 UDC shall submit to the SEC, within five business days after UDC learns that no review of a particular registration statement will be made by the staff of the SEC or that the staff of the SEC has no further comments on such registration statement, as the case may be, a request for acceleration of effectiveness of such registration statement to a time and date not later than 48 hours after the submission of such request. UDC shall notify PD-LD of the effectiveness of the registration statement on the date that it is declared effective by the SEC. UDC represents and warrants to PD-LD that (a) any registration statement (including any amendments or supplements thereto and prospectuses contained therein), at the time it is first filed with the SEC, at the time it is ordered effective by the SEC and at all times during which it is required to be effective hereunder (and each such amendment and supplement at the time it is filed with the SEC and at all times during which it is available for use in connection with the offer and sale of the Shares) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (b) each prospectus, at the time the related registration statement is declared effective by the SEC and at all times that such prospectus is required by this Agreement be available for use by PD-LD, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

              4.5 UDC will furnish to PD-LD one copy of each letter written by or on behalf of UDC to the SEC or the staff of the SEC and each item of correspondence from the SEC or the staff of the SEC relating to any registration statement pertaining to the Shares (other than any portion of any such letter or item which contains information for which UDC has sought confidential treatment), each of which UDC hereby determines to be confidential information and which PD-LD hereby agrees to keep confidential.

              4.6 As promptly as practicable after becoming aware of such event or circumstance, UDC will notify PD-LD of the occurrence of any event or circumstance of which UDC has knowledge as a result of which the prospectus relating to any registration statement pertaining to the Shares, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and use reasonable efforts promptly to prepare a supplement or amendment to such registration statement and the related prospectus to correct such untrue statement or omission.

              4.7 As promptly as practicable after becoming aware of such event, UDC will notify PD-LD of the issuance by the SEC of any stop order or other suspension of effectiveness of any registration statement pertaining to the Shares at the earliest practicable time.

              4.8 UDC will permit PD-LD and counsel designated by PD-LD, at PD-LD's sole expense, to review and have a reasonable opportunity to comment on such registration statement and all amendments and supplements thereto at least two business days (or such shorter period as may reasonably be specified by UDC) prior to their filing with the SEC.

              4.9 To the extent not prohibited by applicable law, UDC will indemnify and hold harmless PD-LD against any claims to which it may become subject under the Act or otherwise, insofar as such claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the transactions contemplated by the registration rights portion of this Agreement. Subject to those limitations on legal counsel set forth in Section 4.11, UDC shall reimburse PD-LD promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by it in connection with investigating or defending any such claim. Notwithstanding anything to the contrary contained herein, the indemnification contained in this Section 4.9 shall not apply to (i) a claim arising out of or based upon information relating to PD-LD furnished in writing to UDC by PD-LD expressly for use in connection with the preparation of any registration statement or any amendment thereof or supplement thereto; (ii) any claim arising out of or based on any statement or omission in any prospectus, which statement or omission was corrected in any subsequent prospectus that was delivered to PD-LD prior to the pertinent sale or sales of Shares by PD-LD; and (iii) amounts paid in settlement of any claim if such settlement is effected without the prior written consent of UDC.

              4.10 To the extent not prohibited by applicable law, PD-LD will indemnify and hold harmless UDC against any claims to which it may become subject under the Act or otherwise, insofar as such claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which Shares were registered under the Act pursuant to this Agreement, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading. Subject to those limitations on legal counsel set forth in Section 4.11, PD-LD shall reimburse UDC promptly as such expenses are incurred and are due and payable, for any documented reasonable legal fees or other documented and reasonable expenses incurred by it in connection with investigating or defending any such claim. Notwithstanding anything contrary contained herein, the indemnification contained in this Section 4.10 shall only apply if and to the extent that the claim arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to PD-LD furnished in writing to UDC by PD-LD specifically for use in such registration statement or prospectus (and not corrected prior to the event giving rise to such claim for indemnification), and shall not apply to any amounts paid in settlement of any claim if such settlement is effected without the prior consent of PD-LD.

              4.11 Promptly after receipt by either party (the "Indemnified Party") of notice of the commencement of any action (including any governmental action) that may fall within the scope of indemnification available to such party hereunder, such party shall deliver to other party (the "Indemnifying Party") a notice of the commencement thereof and the Indemnifying Party shall have the right to participate in and, to the extent the Indemnifying Party so desires, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party; provided, however, that the Indemnified Party shall have the right to retain its own counsel with the fees and expenses to be paid by the Indemnifying Party if, in the reasonable opinion of counsel retained by the Indemnifying Party, the representation by such counsel of both parties would be inappropriate due to actual or potential differing interests between the parties, in which case the Indemnifying Party shall not be responsible for more than one such separate counsel, and one local counsel in each jurisdiction in which an action is pending, for the Indemnified Party. The failure to deliver notice to the Indemnifying Party within a reasonable time of the commencement of any such action shall not relieve the Indemnifying Party of any liability to the Indemnified Party under Section 4.9 or Section 4.10, as applicable, except to the extent that the Indemnifying Party is prejudiced in its ability to defend such action. The indemnification required by Section 4.9 or Section 4.10, as applicable, shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

              4.12 To the extent any indemnification by the Indemnifying Party as set forth in Section 4.9 or Section 4.10, as applicable, is applicable by its terms but is prohibited or limited by law, the Indemnifying Party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 4.9 or Section 4.10, as applicable, to the fullest extent permitted by law. In determining the amount of contribution to which the Indemnified Party is entitled, there shall be considered the relative fault of each party, the parties' relative knowledge of and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission and any other equitable considerations appropriate under the circumstances; provided, however, that (a) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in
Section 4.9 or Section 4.10, as applicable, and (b) no person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any other person or entity who was not guilty of such fraudulent misrepresentation.

              4.13 The indemnification and contribution provided in Sections 4.9 through 4.12 shall be in addition to any other rights and remedies available at law or in equity.